Exhibit 10.1

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (“Agreement”), is entered into as of May 15, 2014, by and between Cogent Communications Group, Inc., a Delaware corporation (the “Company”), and Cogent Communications Holdings, Inc., a Delaware corporation (“Holdings”).  Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Company and Holdings are parties to that certain Agreement and Plan of Reorganization (the “Merger Agreement”) dated as of May 15, 2014, and pursuant to which, the Company and Holdings have agreed that Holdings will assume and agree to perform all obligations of the Company pursuant to the Company’s 2004 Incentive Award Plan (as amended through February 20, 2013) (the “Company Stock Option Plan”), each stock option agreement and/or restricted stock agreement entered into pursuant to the Company Stock Option Plan (collectively and together with the Company Stock Option Plan, the “Assumed Agreements”) and each outstanding Company Option granted thereunder.

NOW, THEREFORE, in consideration of the promises and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Company and Holdings hereby agree as follows:

1.                                      Assignment.  Effective as of, but subject to the occurrence of, the Effective Time, the Company hereby grants, sells, assigns, transfers and delivers to Holdings all of the right, title and interest of the Company in and to the Assumed Agreements.

2.                                      Assumption.  Effective as of, but subject to the occurrence of, the Effective Time, Holdings hereby assumes and agrees to pay, discharge or perform, as appropriate, all liabilities and obligations of the Company under the Assumed Agreements.  In addition, Holdings agrees that to the extent that any of the Assumed Agreements contains a provision with respect to a “change of control” or other similar such occurrence of the Company, that such provision shall apply in the event of a “change of control” or other similar such occurrence of Holdings.

3.                                      Consideration.  In consideration of the assumption by Holdings of all of the rights and obligations of the Company under the Assumed Agreements, the Company agrees to pay all expenses incurred by Holdings in connection with the assumption of the Assumed Agreements pursuant to this Agreement.

4.                                      Conforming Changes.  Upon effectiveness of the assignment contemplated by this Agreement, all references to the Company or its predecessors in the Assumed Agreements are hereby deemed to be automatically amended to be references to Holdings, except where the context clearly dictates otherwise.

5.                                      Further Assurances.  Subject to the terms of this Agreement and each of the Assumed Agreements, the parties hereto shall from time to time after the date hereof, without further consideration, execute, acknowledge and deliver such further acts, assignments, transfers, conveyances, assumptions and assurances as may be reasonably required to carry out the intent of this Agreement, including, without limitation, entering into amendments to the Assumed Agreements and notifying the other parties thereto of such assignment and assumption.

6.                                      Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

7.                                      Counterparts.  This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

8.                                      Entire Agreement.  This Agreement together with the Merger Agreement constitute the entire agreement and supersede all other agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.  This Agreement may not be amended or supplemented except by a written document executed by the parties to this Agreement.

9.                                      Severability.  The provisions of this Agreement are severable, and in the event any provision hereof is determined to be invalid or unenforceable, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company and Holdings have caused this agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COGENT COMMUNICATIONS GROUP, INC.

By:	/s/ Robert N. Beury, Jr.
Name:	Robert N. Beury, Jr.
Title:	Vice President, Chief Legal Officer and Assistant Secretary

COGENT COMMUNICATIONS HOLDINGS, INC.

By:	/s/ Robert N. Beury, Jr.
Name:	Robert N. Beury, Jr.
Title:	Vice President, Chief Legal Officer and Assistant Secretary

Assignment and Assumption Agreement